Exhibit 10.38

PROMISSORY NOTE

[$XXX]	, 2006

FOR VALUE RECEIVED, the undersigned, [NAME], an individual residing at [ADDRESS] (“Maker”), hereby promises to pay to the order of Masimo Corporation, a Delaware corporation, having offices at 40 Parker, Irvine, CA 92618-1604, or its successors and permitted assigns (“Lender” or the “Company”), the principal sum of [AMOUNT ($XXX)], plus any and all interest accrued thereon at the Note Rate (defined below), each due and payable in cash in lawful money of the United States on the dates and in the manner set forth in this Promissory Note (this “Note”).

1. Use of Proceeds. Maker shall use the proceeds received under this Note to exercise certain options for common stock of the Company received by Maker pursuant to the Company’s Stock Option Plan.

2. Interest. The principal amount of this Note shall bear interest at 4.34% per annum (the “Note Rate”). Interest shall be computed on the basis of a three hundred and sixty-five (365) day year and charged for the actual number of days elapsed. Interest shall accrue on the original principal balance only and there shall be no accrual of interest upon interest.

3. Payment of Principal and Interest. The principal amount of this Note and the interest thereon shall be due and payable in full on the earlier of (a) December 31, 2007, (b) within ninety (90) days of the termination of Maker’s employment with the Company for any reason, or transfer to long term leave of absence status, and (c) ten (10) days prior to the Company filing an S-1 registration statement with the U.S. Securities and Exchange Commission in contemplation of an initial public offering (“IPO”). As used herein, IPO means the closing of a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended.

4. Prepayment. The Maker may prepay any portion of the principal balance of this Note at any time without penalty.

5. Stock Repurchase. Prior to the date specified in Section 3(c), to the extent such transaction is approved by the Company’s board of directors and would not otherwise conflict or breach the terms of any agreement to which the Company is a party, the Company shall repurchase from Maker the number of shares of Company’s common stock required to repay the balance of this Note in full, at a price equal to the estimated midpoint of the IPO filing range as determined by the Company in good faith; provided, however, that (i) the Company shall not be required to make such repurchase if it would be unlawful under or otherwise prohibited by Delaware law; and (ii) to the extent such repurchase is subject to a tag-along or similar right in favor of other stockholders of the Company, the shares repurchased from Maker may be reduced.

6. Default. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

(a) the Maker shall fail to pay when due (whether by acceleration or otherwise) principal or interest on this Note, and such default shall have continued for a period of five (5) days;

(b) a proceeding (other than a proceeding commenced by the Maker) shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, and such proceedings shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days (so long as the Maker is diligently proceeding to effect such dismissal or stay) or such court shall enter a decree or order granting the relief sought in such proceeding;

(c) the Maker commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, consents to the entry of an order for relief in an involuntary case under any such law, or makes a general assignment for the benefit of creditors, or fails generally to pay his debts as they become due, or takes any action in furtherance of any of the foregoing; or

(d) the Lender shall cease to have a perfected security interest in and lien on the assets pledged to the Lender under the Stock Pledge Agreement.

7. Remedies. Upon the occurrence of any Event of Default, the Lender may, without notice or demand to the Maker, exercise any or all of the following remedies:

(a) declare all unpaid principal owing under this Note, together with all accrued and unpaid interest and other amounts owing hereunder, to be immediately due and payable without demand, protest, notice of protest, notice of default, presentment for payment or further notice of any kind; or

(b) proceed to enforce such other and additional rights and remedies as the Lender may have hereunder or under the Stock Pledge Agreement, or as may be provided by applicable law.

8. Security. The unpaid principal of and interest on, together with all other amounts owing under, this Note are secured by a pledge of shares of capital stock (and all of the proceeds therefrom) of Maker (the “Pledged Stock”) pursuant to that certain Stock Pledge Agreement, dated the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof,), entered into by the Maker in favor of the Lender (the “Stock Pledge Agreement”). Lender’s only recourse against Maker for repayment of this Note is (a) against such Pledged Stock (and all of the proceeds therefrom) and (b) an amount equal to [$ VVV (Note: this must be equal to  1/2 of the loan amount)]; provided, however, that upon an Event of Default, Lender must foreclose against such Pledged Stock before proceeding against the Maker for the deficiency (which deficiency shall be limited to the amount set forth in Section 6(b) above). Except as provided in this section, Lender shall not be permitted to proceed against any other assets of Maker upon an Event of Default.

9. Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the internal laws (other than the choice of law principles thereof) of the State of California.

10. Waiver. No failure to exercise and no delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

11. Savings Clause. Notwithstanding any provision contained in this Note, the Lender shall not be entitled to receive, collect or apply as interest on this Note any amount in excess of the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto. If the Lender ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial payment of principal and treated hereunder as such, and, if the principal balance of this Note is paid in full, any remaining excess shall promptly be paid to the Maker.

12. Amendment. This Note may be amended or modified only upon the written consent of both the Lender and the Maker. Any amendment must specifically state the provision or provisions to be amended and the manner in which such provision or provisions are to be amended.

13. Entire Agreement. This Note constitutes the entire agreement of the Maker and the Lender with respect to the subject matter hereof and supersedes all other prior arrangements, understandings, statements, representations and warranties, expressed or implied, and no oral statements or prior written statements not contained in this Note shall have any force and effect.

14. Counterparts. This Note may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one and the same instrument.

15. Assignment. This Note may not be assigned and/or transferred in whole or in part by the Maker without the prior written consent of the Lender, which consent shall be in the Lender’s sole and absolute discretion. This Note may be assigned and/or transferred in whole or in part by the Lender at any time. The obligations of the Maker hereunder shall bind his heirs and permitted assigns, and all rights, benefits and privileges conferred on the Lender by this Note shall be and hereby are extended to, conferred upon, and may be enforced by, the successors and assigns of the Lender.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker has executed this Note as of the date and year first above written.

[NAME OF MAKER]